= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =
                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|
                           ---------------------------

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)

                              Illinois 36-3800435
(State of incorporation                            (I.R.S. employer
if not a U.S. national bank)                       identification no.)

2 North LaSalle Street
Suite 1020
Chicago, Illinois                                  60602
(Address of principal executive offices)           (Zip code)
                           ---------------------------

                          COLLINS & AIKMAN PRODUCTS CO.
               (Exact name of obligor as specified in its charter)
                              Delaware 13-0588710
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)

                         Table of Additional Registrants




Collins & Aikman Accessory Mats, Inc.                            Delaware            34-1532472

Akro Mats, LLC                                                   Delaware                 *

Collins & Aikman Automotive Mats, LLC                            Delaware                 *

Collins & Aikman Asset Services, Inc.                            Delaware            95-4225459

Collins & Aikman Automotive International, Inc.                  Delaware            13-3376151

Collins & Aikman Carpet & Acoustics (MI), Inc.                   Delaware            38-2831561

Collins & Aikman Carpet & Acoustics (TN), Inc.                   Tennessee           62-1301605

Collins & Aikman International Corporation                       Delaware            95-3416790

Collins & Aikman Europe, Inc.                                    Delaware            88-0383716

Collins & Aikman Plastics, Inc.                                  Delaware            34-1376202

Collins & Aikman Properties, Inc.                                Delaware            95-3416796

Comet Acoustics, Inc.                                            Delaware            56-2225192

Dura Convertible Systems, Inc.                                   Delaware            95-4094096

Amco Convertible Fabrics, Inc.                                   Delaware            38-3254156

Gamble Development Company                                       Minnesota           41-0949764

Grefab, Inc.                                                     New York            13-2598997

JPS Automotive, Inc.                                             Delaware            56-2001613

Wickes Asset Management Inc.                                     Delaware            95-4030704

Wickes Manufacturing Company                                     Delaware            95-4001211

Collins & Aikman Interiors, Inc.                                 Delaware            56-2270167

Collins & Aikman Development Company                             Delaware            56-2270173

                                      -2-

Becker Group, L.L.C.                                             Michigan            38-3451471

Brut Plastics, Inc.                                              Michigan            38-2959954

Collins & Aikman Advanced Processes, Inc.                        Delaware            56-2270171

Collins & Aikman Canada Domestic Holding Company                 Delaware            56-2270169

Collins & Aikman Fabrics, Inc.                                   Delaware            38-3024579

M & C Advanced Processes, Inc.                                   Michigan            38-3172585

Textron Automotive Exteriors Inc.                                Delaware            05-0471352

Textron Automotive Interiors Inc.                                Delaware            02-0265330

Textron Automotive (Asia) Inc.                                   Delaware            05-0505045

Textron Automotive (Argentina) Inc.                              Delaware            06-1470649

Textron Automotive Overseas Investment Inc.                      Delaware            02-0435027

Textron Automotive International Services Inc.                   Delaware            05-0447633

Textron Properties Inc.                                          Delaware            05-0425768


5755 New King Court
Troy, Michigan                                                    48098
(Address of principal executive offices)                          (Zip code)

                           ---------------------------

                          10-3/4% Senior Notes due 2011
                       (Title of the indenture securities)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.   General information. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

----------------------------------- --------------------------------------------

            Name                                    Address
----------------------------------- --------------------------------------------

        Office of Banks & Trust Companies       500 E. Monroe Street
        of the State of of Illinois             Springfield, Illinois 62701-1532
        Federal Reserve Bank of Chicago         230 S. LaSalle Street
                                                Chicago, Illinois 60603

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

     2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 15th day of April, 2002.


                            BNY Midwest Trust Company


                            By:       /S/  R. ELLWANGER
                              -------------------------------------------------
                                  Name: R. ELLWANGER
                                  Title:   ASSISTANT VICE PRESIDENT

                         OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

Including the institution's domestic and foreign subsidiaries completed as of the close of business on December 31, 2001, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                                 ASSETS                                                 Thousands of Dollars
  1.    Cash and Due from Depository Institutions......................                  11,694
  2.    U.S. Treasury Securities.......................................                   - 0 -
  3.    Obligations of States and Political Subdivisions...............                   - 0 -
  4.    Other Bonds, Notes and Debentures..............................                   - 0 -
  5.    Corporate Stock................................................                   - 0 -
  6.    Trust Company  Premises,  Furniture,  Fixtures and Other                            363
        Assets Representing Trust Company Premises..............
  7.    Leases and Lease Financing Receivables..................                          - 0 -
  8.    Accounts Receivable.....................................                          4,004
  9.    Other Assets............................................
        (Itemize amounts greater than 15% of Line 9)                                     86,882

                Intangible Asset - Goodwill ..............86,813


 10.    TOTAL ASSETS............................................                        102,943


                         OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

              LIABILITIES                                                      Thousands of Dollars
 11.    Accounts Payable...............................................                 - 0 -
 12.    Taxes Payable..................................................                 - 0 -
 13.    Other Liabilities for Borrowed Money...........................                 25,425
 14.    Other Liabilities..............................................
        (Itemize amounts greater than 15% of Line 14)                                    6,156

                Reserve for Taxes..........................3,128
                Taxes due to Parent Company................1,923
                Accrued Expenses...........................1,058


                                                                     Page 2 or 4

 15.    TOTAL LIABILITIES                                            31,581
                                 EQUITY CAPITAL
 16.    Preferred Stock...........................................    - 0 -
 17.    Common Stock..............................................    2,000
 18.    Surplus...................................................   62,130
 19.    Reserve for Operating Expenses.............................   - 0 -
 20.    Retained Earnings (Loss)...................................   7,232
 21.    TOTAL EQUITY CAPITAL.......................................  71,362
 22.    TOTAL LIABILITIES AND EQUITY CAPITAL....................... 102,943

I,      Robert L. De Paola, Vice President
   -----------------------------------------------------------------------------
              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                                Robert L. DePaola
                ------------------------------------------------
                (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me is 13th day of February , 2002. My Commission expires May 15, 2003.
                                             Joseph A. Giacobino, Notary Public


(Notary Seal)



Person to whom Supervisory Staff should direct questions concerning this report.


       Christine Anderson                            (212) 503-4204
              Name                            Telephone Number (Extension)

-------------------------------------  -----------------------------------------


                                                                     Page 4 of 4